Exhibit 23.1

Audit • Tax • Advisory

Grant Thornton LLP
175 W Jackson Boulevard, 20th Floor
Chicago, IL 60604-2687

T 312.856.0200
F 312.565.4719
www.GrantThornton.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2009, with respect to the consolidated financial statements of Old Second Bancorp, Inc. (which are included in the 2008 Annual Report to Stockholders, attached as an exhibit to the Annual Report on Form 10-K) and with respect to internal control over financial reporting included in the Annual Report of Old Second Bancorp, Inc. on Form 10-K for the year ended December 31, 2008, which are incorporated by reference in this Registration Statement and Prospectus.  We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned reports and to the use of our name as it appears under the caption “Experts.”

Chicago, Illinois

April 23, 2009

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd